Exhibit 99.1

Frontier Communications

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

Frontier Communications to Release Second-Quarter 2016 Results and Host Call

NORWALK, Conn., July 6, 2016- Frontier Communications Corporation (NASDAQ: FTR) plans to release second-quarter results on Monday, August 1, 2016 after the market closes, and to host a conference call that afternoon at 4:30 P.M. Eastern. The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website www.frontier.com/ir.

A telephonic replay of the conference call will be available from 8 P.M. on August 1, 2016, through 8 P.M. on Saturday, August 6, 2016 at 888-203-1112 for callers dialing from the U.S. or Canada, or at 719-457-0820 for those dialing from outside the U.S. or Canada. Use the passcode 3831047 to access the replay. A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation is a Fortune 500 company providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business Edge™ offers communications solutions to small, medium, and enterprise businesses. Frontier’s approximately 29,00 employees are based entirely in the United States. More information about Frontier is available at www.frontier.com.

INVESTORS:

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

or

MEDIA:

Brigid Smith, 203-614-5042

AVP, Corp. Comm.

brigid.smith@ftr.com

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